UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

Commission File Number: 333-90618

CN Dragon Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0358149
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

7216 Enterprise Drive, Las Vegas, Nevada 89147
(Address of principal executive offices including Zip Code)

(702) 951-5682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

The Board of Directors of the Company has made the determination to change the direction of the Company’s current business operations and to direct the Company’s future activities and endeavors into the development, ownership and operation of hotels & leisure facilities in China.  We plan to primarily derive our revenue and earnings from the operation of hotels & resorts, which includes management and other revenue generated from hotel investments. We also intend to derive revenue and earnings from the operation of serviced apartments.

Our aim is to specialize in the luxury segment of the hospitality sector, targeting the upscale business and leisure traveler. We are presently seeking to acquire interests in respect to properties in this segment. Our long term strategy is to build an asset based portfolio of these businesses throughout China’s fast developing second-tier cities.

Market Place

In 2008, China was the world’s second largest economy with its GDP registering US$ 7.9 trillion. According to the IMF, this figure will be eclipsed this year with China’s GDP already registering US$ 8.7 trillion in Oct 2009. In comparison with the US (1.1%) and Europe (0.80%), China was the fastest growing economy last year with a GDP real growth rate of 9% (CIA). China’s emerging second-tier cities have prospered along with that growth, attracting major investment and developments. With the population’s increased purchasing power, second-tier cities have become an attractive proposition for developers; with such markets evidencing a strong demand for modernization and presenting investors with comfortable room for growth.

Our research strategy involves identifying those markets and examining whether they exhibit a demand for luxury hotels & leisure facilities. We carry this out by thoroughly analyzing tourism figures, the supply of 5-Star lodging facilities and other industry related data. Additional factors we evaluate include the locality, population, GDP, infrastructure and the major industries. Overall economic indicators must project a positive outlook for high growth before the Company will consider investing in those markets.

Objective

Our objective is to fill a niche not presently available, namely the availability of 5-Star hospitality services in China's fastest growing second-tier cities. Consumers in the growing premium segment of these markets are looking for facilities that reflect their image – impressive and worldly. They expect and demand a high quality of service and a full array of amenities which we will endeavor to provide. Further, we believe timing is critical as there is still comfortable room for growth in these markets. By pioneering the development in these cities, our objective is to create a benchmark for future industry players to measure up to.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2009	Wavelit, Inc. /s/ Henry Liguori ______________________________________ By: Henry Liguori Its: Director